EXHIBIT 99.1

FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE Chemical Financial Corporation 401(k) Savings Plan Years ended December 31, 2001 and 2000

Chemical Financial Corporation
401(k) Savings Plan

Financial Statements and Supplemental Schedule

Years ended December 31, 2001 and 2000

Report of Independent Auditors

Administrative Committee
Chemical Financial Corporation 401(k) Savings Plan

We have audited the accompanying statements of assets available for benefits of the Chemical Financial Corporation 401(k) Savings Plan as of December 31, 2001 and 2000, and the related statement of changes in assets available for benefits for the year ended December 31, 2001. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for benefits of the Plan at December 31, 2001 and 2000, and the changes in its assets available for benefits for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets held for investment purposes as of December 31, 2001 is presented for purpose of additional analysis and is not a required part of the financial statements but is supplemental information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

s/ Ernst & Young LLP
Detroit, Michigan

February 27, 2002

Chemical Financial Corporation 401(k) Savings Plan

Statements of Assets Available for Benefits
	December 31
	2001	2000
Assets
Investments, at fair value:
Chemical Financial Corporation common stock	$2,556,604	$1,739,077
Mutual funds	4,838,131	4,454,543
Loans to participants	56,681	59,543
Total investments	7,451,416	6,253,163

Receivables:
Participant contributions		33,885
Accrued income	1,853	3,172
Assets available for benefits	$7,453,269	$6,290,220

See accompanying notes.

Chemical Financial Corporation 401(k) Savings Plan

Statement of Changes in Assets Available for Benefits

Year ended December 31, 2001

Additions
Interest and dividend income	$163,431
Participant contributions	968,120
Total Additions	1,131,551

Deductions
Benefit payments	251,972
Total deductions	251,972

Net realized and unrealized appreciation in
fair value of investments	283,470
Net increase in assets available for benefits	1,163,049

Assets available for benefits:
Beginning of year	6,290,220
End of year	$7,453,269

See accompanying notes.

Chemical Financial Corporation
401(k) Savings Plan

Notes to Financial Statements

December 31, 2001 and 2000

1. Description of the Plan

The following description of the Chemical Financial Corporation (the "Company") 401(k) Savings Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a complete description of the Plan's provisions.

General

The Plan is a defined contribution plan covering all employees who have completed one year of service and have attained age 21. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Vesting

Participants are 100% vested in their contributions and earnings thereon. Only whole years of service with the Company will be counted to compute years of service for eligibility purposes.

Contributions

Each year, participants may contribute up to 25% of pretax annual compensation, as defined in the Plan.

Participant Accounts

Each participant's account is credited with the participant's contributions and Plan earnings. Participants direct the investment of their accounts among the investment funds offered by the Plan. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Chemical Financial Corporation
401(k) Savings Plan

Notes to Financial Statements (continued)

1. Description of the Plan (continued)

Participant Loans

Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. Loan terms range from 1-5 years. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined monthly by the plan administrator. Principal and interest are paid ratably through semi-monthly payroll deductions.

Payment of Benefits

On termination of service or upon death, disability or retirement, a participant may request benefit payment. Benefit payments are distributed in lump-sum amount equal to the vested value of the participant's account. Payment of benefits may not be deferred by participants beyond their attainment of age 70-1/2, unless the participant remains employed by the Company.

2. Summary of Accounting Policies

Investment Valuation

The Plan's investments are stated at fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year. Mutual funds are stated at the quoted market prices which represent the net asset values of shares held by the Plan at year-end. The participant loans are valued at their outstanding balances, which approximate fair value.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Chemical Financial Corporation
401(k) Savings Plan

Notes to Financial Statements (continued)

2. Summary of Accounting Policies (continued)

Plan Termination

Although it has not expressed the intention to do so, the Company has reserved the right to terminate the Plan at any time by resolution of its Board of Directors subject to the provisions of ERISA. In the event of Plan termination, participants will continue to be 100 percent vested in their accounts. The value of the participant accounts will be determined as of the effective date of the termination and distributed as provided by the Plan.

Administration

The Company has elected to pay all significant administrative costs of the Plan.

3. Investments

During the year ended December 31, 2001 the Plan's net appreciation in the fair value of investments (including investments bought, sold as well as held during the year) is summarized as follows:

Mutual Funds	$(377,070)
Chemical Financial Corporation common stock	660,540
$283,470

Chemical Financial Corporation
401(k) Savings Plan

Notes to Financial Statements (continued)

3. Investments (continued)

Investments that represent 5% or more of the Plan's assets are as follows:

	Fair Value at December 31
	2001	2000

Federated Investors Index Fund	$2,202,555	$2,392,880
Fidelity Investments Stock and Bond Fund	799,638	767,475
Chemical Financial Corporation Common Stock	2,556,604	1,739,077
Federated Investors Money Market Fund	489,612	344,382

4. Income Tax Status

The Plan has received a determination letter from the Internal Revenue Service dated August 23, 1994, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the "Code") and, therefore, the related trust is exempt from taxation. Subsequent to the issuance of the determination letter, the Plan was restated in its entirety. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan, as amended, is qualified and the related trust is tax exempt.

5. Subsequent Event

Effective January 2, 2002, the Shoreline Financial Corporation 401(k) Plan with plan assets of $12,907,178 at December 31, 2001 was merged into the Plan. All eligible participants of the Shoreline Financial Corporation 401(k) Plan became eligible participants of the Plan.

Supplemental Schedule

Chemical Financial Corporation 401(k) Savings Plan
Employer ID # 38-2022454
Plan # 002

Schedule H, Line 4(i) - Schedule of Assets Held for Investment Purposes at End of Year

December 31, 2001

Identity of Issue, Borrower, Lessor or Similar Party	Description of Investment Including Maturity Date, Rate of Interest Collateral, Par or Maturity Value	Cost	Current Value

*Chemical Financial Corp	Common Stock		$2,556,604

Federated Investors Mutual Funds	Intermediate Bond Fund		344,339
	Index Fund		2,202,555
	Middle Cap Stock Fund		251,880
	Value Fund		131,707
	Money Market Fund		489,612

Fidelity Investments	Stock and Bond Fund		799,638
	International Stock Fund		121,267
	Low-Priced Stock Fund		216,606
	Growth Stock Fund		280,527

*Participant Loans	Interest rate range: 7.41% to 9.75%; with
	various maturity dates		56,681
			$7,451,416

*Party-in-interest.

Note: Historical cost information is not disclosed since all investments are participant directed